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                                                                     EXHIBIT 24

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of UNITED STATES FILTER CORPORATION, a Delaware corporation (the "Company"), hereby constitute and appoint DONALD L. BERGMANN and KEVIN L. SPENCE, or either of them, their true and lawful attorneys and agents, with the power and authority to sign the name or names of the undersigned in the capacities indicated below to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, and each of the undersigned hereby ratifies and confirms all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents this 28th day of June, 1995.

SIGNATURE                              TITLE
---------                              -----

/s/ Michael J. Reardon
----------------------------------     Director and Executive
Michael J. Reardon                     Vice President


/s/ Tim L. Traff
----------------------------------     Director and Senior
Tim L. Traff                           Vice President


/s/ John L. Diederich
----------------------------------     Director
John L. Diederich


/s/ James E. Clark
----------------------------------     Director
James E. Clark


/s/ James R. Bullock
----------------------------------     Director
James R. Bullock


/s/ J. Atwood Ives
----------------------------------     Director
J. Atwood Ives


/s/ Arthur B. Laffer
----------------------------------     Director
Arthur B. Laffer


/s/ Alfred E. Osborne, Jr.
----------------------------------     Director
Alfred E. Osborne, Jr.


/s/ C. Howard Wilkins, Jr.
----------------------------------     Director
C. Howard Wilkins, Jr.